Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our reports dated March 1, 2022, relating to the financial statements of Luminar Technologies, Inc., and the effectiveness of Luminar Technologies, Inc.'s internal control over financial reporting, appearing in the Annual Report on Form 10-K of Luminar Technologies, Inc. for the year ended December 31, 2021.

/s/ Deloitte & Touche LLP

San Jose, California
June 21, 2022